                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                               ARIEL CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                               ARIEL CORPORATION
                                 2540 Route 130
                          Cranbury, New Jersey 08512



May 18, 1998


Dear Stockholder:


     You are cordially invited to attend the 1998 Annual Meeting of Stockholders (the "Meeting") of Ariel Corporation (the "Company") to be held on June 24, 1998 at 10:00 a.m. at the Forrestal at Princeton Hotel and Conference Center, 100 College Road East, Princeton, New Jersey 08540.


     This year three directors are nominated for election to the Board. At the Meeting you will be asked to elect three directors to serve until the 2001 Annual Meeting. You will also be asked to ratify the Company's selection of Coopers & Lybrand, LLP as the Company's auditors for the 1998 fiscal year and to consider proposals to amend the company's 1995 Stock Option Plan to increase the number of shares that can be issued under the Plan from 1,200,000 to 1,700,000 and to amend the Company's 1996 Directors Stock Option Plan to increase the number of shares that can be issued under the Plan from 250,000 to 450,000.


     The accompanying Proxy Statement provides a detailed description of these proposals. You are urged to read the accompanying materials so that you may be informed about the business to come before the Meeting.


     It is important that your shares be represented at the Meeting. Accordingly, we urge you, whether or not you plan to attend the meeting, to complete, sign and date your proxy and return it to us promptly in the enclosed envelope. If you attend the Meeting, you may vote in person, even if you have previously mailed in your proxy.


   We look forward to seeing you at the Meeting.



                                        Sincerely,




                                        ANTHONY M. AGNELLO
                                        Chairman and
                                        Chief Executive Officer

                               ARIEL CORPORATION
                                2540 Route 130
                          Cranbury, New Jersey 08512



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of
ARIEL CORPORATION

     The Annual Meeting of Stockholders of Ariel Corporation (the "Company") will be held at the Forrestal at Princeton Hotel and Conference Center, 100 College Road East, Princeton, New Jersey 08540 on Thursday, June 24, 1998 at 10:00 A.M., Eastern Standard Time (the "Annual Meeting"), for the following purposes:

     1. To elect three (3) directors of the Company to serve as Class III Directors for a three-year term until the third succeeding Annual Meeting of Stockholders and until their successors are duly elected and qualify.

     2. To ratify the appointment of Coopers & Lybrand, LLP as independent public accountants of the Company for the fiscal year ending December 31, 1998.

     3. To amend the Company's 1995 Stock Option Plan.

     4. To amend the Company's 1996 Directors Stock Option Plan.

     5. To transact such other business as may come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on May 15, 1998 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.


                                          By Order of the Board of Directors




                                          HAROLD W. PAUL
                                          Secretary


May 18, 1998





WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED IN WRITING PRIOR TO THE MEETING OR, IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                               ARIEL CORPORATION
                                2540 Route 130
                          Cranbury, New Jersey 08512


                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                                 June 24, 1998

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Ariel Corporation (the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held on Thursday, June 24, 1998, or any adjournment thereof. The purposes for which the Meeting is to be held are set forth in the preceding Notice of Annual Meeting.

     Shares represented by properly executed proxies, if received in time, will be voted in accordance with any specifications made therein. If no direction is given, a properly executed proxy will be voted in favor of the election of directors, the ratification of independent public accountants, the amendment of both the 1995 Stock Option Plan and 1996 Directors Stock Option Plan and the ratification of the Employee Stock Purchase Plan. A proxy may be revoked by delivering a written notice of revocation to the Company (Attention: Anthony M. Agnello, Chief Executive Officer) at its principal executive office or in person at the Meeting, or by a subsequently dated proxy, at any time prior to the voting thereof. The principal executive office of the Company is located at the above address.

     This Proxy Statement and the enclosed form of proxy are first being mailed on or about May 18, 1998 to holders of record of the Company's Common Stock, $.0l value (the "Common Stock"), as of the close of business on May 15, 1998 (the "Record Date"), which has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting. On the Record Date, shares of Common Stock, which is the only class entitled to vote at the Meeting, were issued and outstanding. Each share of the Common Stock is entitled to one vote. A majority of the votes cast at the Meeting shall be necessary to elect a director, to approve the selection of the independent auditors and to amend the 1995 Stock Option Plan and 1996 Directors Stock Option Plan.

                                 ANNUAL REPORT

     A copy of the Ariel Corporation Annual Report, including financial statements for the year ended December 31, 1997, on which no action will be asked by the Board of Directors, is enclosed herewith. It is not to be regarded as proxy solicitation material.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date for each Director and executive officer of the Company individually and all directors and executive officers as a group and each stockholder known to be the beneficial owner of more than 5% of the Company's outstanding common stock. Except as otherwise indicated in the footnotes below, the Company believes that each of the beneficial owners of the Common Stock listed in the table, based on information furnished by such owner, ha sole investment and voting power with respect to such shares.

                                                                   Number of Shares
                       Name and Address                           Beneficially Owned     Percentage
                       ----------------                           ------------------     ----------
Anthony M. Agnello ...........................................         738,500               7.3%
2540 Route 130
Cranbury, NJ 08512
Brian Hoerl ..................................................          50,000(2)              *
2540 Route 130
Cranbury, NJ 08512
Gerard E. Dorsey .............................................          50,000(3)              *
2540 Route 130
Cranbury, NJ 08512
Robert J. Ranalli ............................................          75,000(4)              *
2540 Route 130
Cranbury, NJ 08512
Edward D. Horowitz ...........................................          75,000(4)              *
2540 Route 130
Cranbury, NJ 08512
Etienne A. Perold ............................................          89,000(5)              *
2540 Route 130
Cranbury, NJ 08512
Harold Paul ..................................................          21,000(6)              *
630 Third Ave.
New York, NY 10017
Theodore J. Coburn ...........................................          72,500(7)              *
2540 Route 130
Cranbury, NJ 08512
All Officers and Directors as a group (eight people) .........       1,171,500              11.5%

------------
* Less than one percent.

(1) Includes 37,500 shares subject to presently exercisable options.
(2) Includes 50,000 shares presently subject exercisable options.
(3) Includes 50,000 shares subject to presently exercisable options.
(4) All shares beneficially owned by Messrs. Ranalli and Horowitz reflect options issued in exchange for their services as directors.
(5) Includes 89,000 shares subject to presently exercisable options.
(6) Includes 17,500 shares subject to presently exercisable options.
(7) Includes 72,500 shares subject to presently exercisable options.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

Directors

     Three directors will be elected at the Meeting. The Company's Board of Directors is composed of six directors. The Board of Directors are divided into three classes and the members of each class are elected at the annual meeting of the stockholders held in the year in which the terms for that class expire, as follows: Messrs. Agnello, Paul and Coburn are Class I Directors, with terms expiring at the date of the Meeting in 1998; Messrs. Ranalli and Horowitz are Class II Directors, with terms expiring at the next Stockholders Meeting; and Messr. Perold is the Class III Director, with his term expiring at the second succeeding Stockholders Meeting. The incumbent Board serves as a nominating committee for new directors.

     Proxies received in response to this solicitation will be voted for the election of Anthony Agnello, Harold Paul and Theodore Coburn unless otherwise specified in the proxy. All nominees are currently serving as directors and have consented to continue to serve as directors if elected at the Meeting. The Board of Directors has no reason to believe that any nominee will decline or be unable to serve as a Director of the Company. However, if a nominee should not be available for election as contemplated, the management proxy holders will vote for such lesser number of directors as are available to serve or will vote for a substitute designated by the current Board of Directors. In no event will proxies be voted for more than three nominees or other than a classified basis.

     The following table sets forth certain information, as of the Record Date, concerning the nominees for election as directors of the Company. For information as to the shares of the Common Stock held by each nominee, see the section "Security Ownership of Certain Beneficial Holders and Management" elsewhere in this Proxy Statement.

Nominee                          Age    Present Position
-------                          ---    ----------------
Anthony M. Agnello ..........    48     Chairman of the Board of Directors and
                                        Chief Executive Officer
Harold W. Paul ..............    50     Secretary and Director
Theodore J. Coburn ..........    43     Director

     Anthony M. Agnello co-founded the Company in 1982 and has served as Chairman of the Board and Chief Executive Officer. He also held the title of President from 1988 until September 16, 1996.

     Harold W. Paul has been a Director of the Company since June 1995 and was appointed Secretary in March 1998. For more than five years he has been a partner at Berger & Paul, LLP, a New York law firm specializing in securities matters.

     Theodore J. Coburn was appointed a Director of the Company and a member of the Compensation and Audit Committees of the Board of Directors in March 1998. Mr. Coburn is a co-founder and principal in Brown, Coburn & Co., an investment banking service company founded in 1994. He was a managing director of Merrill Lynch's Capital Markets Group from 1982 to 1986 and head of the Global Equity Transactions Group for Prudential Securities from 1986 to 1990. Mr. Coburn is a member of the Board of Directors of Nicholas Applegate Fund, Inc., the Emerging German Fund, Moovies Inc. and Measurement Specialties, Inc.

Information About Other Directors and Executive Officers

     The Company's other directors and executive officers are as follows:

Name                             Age    Position
----                             ---    --------
Brian A. Hoerl ..............    42     Chief Operating Officer And President
Gerard E. Dorsey ............    51     Senior Vice President, Finance and Chief
                                        Financial Officer
Edward D. Horowitz ..........    50     Director
Etienne A. Perold ...........    41     Director
Robert J. Ranalli ...........    60     Director

     Brian A. Hoerl was appointed President and Chief Operating Officer effective September 16, 1996. He was previously Vice President of Sales since November, 1993. From December, 1991 through October, 1993 he was Northeast District Sales Manager for Spectron Microsystems, Inc., a California based manufacturer of DSP operating systems.

     Gerard E. Dorsey joined the Company in April, 1995. Previously, he was President, Chief Executive Officer and Chief Financial Officer of Information Management Technologies Corporation, New York, New York, from December, 1990 until September, 1994. From August, 1987 until December, 1990 he was Corporate Treasurer of Loral Corporation, New York, New York. Mr. Dorsey resigned his position as Senior Vice President -- Finance and Chief Financial Officer effective May 15, 1998.

     Edward D. Horowitz is a Director of the Company and a member of the Audit Committee. Since 1989 Mr. Horowitz has been employed by Viacom International Inc., most recently as Senior Vice President-Technology. He is also the Chairman and Chief Executive Officer of Viacom Interactive Media, and is a Director of Star Sight Telecast. Effective January, 1997 he became Executive Vice President of Advanced Development of Citicorp.

     Etienne A. Perold has been a Director of the Company since July 1995 and a member of the Compensation Committee from August 1995 to March 1998. For more than five years Mr. Perold has been a management consultant specializing in the area of organizational communication and leadership development.

     Robert J. Ranalli is a Director of the Company and a member of the Audit Committee since August 1995 and a member of the Compensation Committee since March 1998. Mr. Ranalli served as President for AT&T Consumer Services from 1984 until his retirement in 1994, and three year terms each as Chairman of the Board for AT&T Universal Card Services and AT&T Transtech Services.

Family Relationship

     There are no family relationships among any director or executive officer of the Company.

     The Board of Directors recommends a FOR vote for each of the three nominees.

Executive Compensation

     The following table summarizes the compensation earned by the Chief Executive Officer and the four most highly compensated executive officers whose compensation exceeded $100,000 for each of the last three years:

                          SUMMARY COMPENSATION SCHEDULE

                                   Annual Compensation                        Long-Term Compensation
                             --------------------------------   --------------------------------------------------
                                                                   Other Annual      Number of        All Other
                              Year       Salary       Bonus      Compensation(1)      Options      Compensation(2)
                             ------   -----------   ---------   -----------------   -----------   ----------------
Anthony Agnello ..........   1997      $193,462          --        $   18,780              --        $   5,338
                             1996       202,408      65,000            19,669              --            4,476
                             1995       160,000          --                --              --               --
Brian Hoerl ..............   1997       181,231      47,104            20,393              --            3,228
                             1996       159,470      36,888            13,214          50,000               --
                             1995            --          --                --              --               --
Jeffrey Sasmor ...........   1997       140,539          --            14,507          40,000           84,019(5)
                             1996       154,166      30,000           137,747(4)           --            3,578
                             1995       140,000          --            15,775              --            2,800
Gerard E. Dorsey .........   1997       146,538          --            25,461              --            4,396
                             1996       150,000          --            20,020              --            4,500
                             1995            --          --                --              --               --
John Lynch ...............   1997       150,000          --            13,134              --            8,536
                             1996       148,847          --            12,092              --            4,465
                             1995            --          --                --              --               --
Mark Clayton .............   1997            --          --                --              --               --
                             1996        72,365          --            12,591              --           87,291(3)
                             1995       150,000          --            13,212              --            4,500

------------
(1) Represents contributions made by the Company to the Company's medical and life insurance plans, a Company-provided automobile and club dues. Each individual item is less than 10% of salary for each year in which an aggregate amount appears in this column.
(2) Represents the Company's contributions to the Company's 401 (k) plan and profit sharing plan on behalf of its executive officers.
(3) Includes severance payment of $85,006.
(4) Includes $114,184 of relocation expenses.
(5) Includes severance payment of $80,000.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding stock options granted to the six individuals named in the Summary Compensation Table. In addition, in accordance with the Commission's rules, the table also shows a hypothetical potential realizable value of such options based upon assumed rates of annual compounded stock price appreciation of 5% and 10% from the date such options were granted over the full term. The assumed rates of growth were selected by the Commission for illustrative purposes only, and are not intended to predict future stock prices which will depend upon market conditions and the Company's future performance and prospects. Based upon the closing stock price and the number of common shares outstanding at the end of 1997, an assumed annual stock price appreciation of 10% would produce a corresponding aggregate pretax gain over the full option term of approximately $135 million for the Company's common stockholders.



                             Number of
                             Securities                                 Per                       Potential Realized Value at
                             Underlying      % of Total Options        Share                      Assumed Annual Rates of Stock
                              Options       Granted to Employees      Exercise     Expiration      Price Appreciation for Term
          Name              Granted (1)        In Fiscal Year         Price (2)       Date               5%           10%
          ----              -----------        --------------         ---------       ----               --           ---
Jeffrey Sasmor .........      40,000               14.52%              $ 7.125       7/02/07          $464,234      $739,217

------------
(1) All options were made pursuant to the 1995 Stock Option Plan.
(2) Exercise price is the fair market value of the common stock at the date of grant.

                    AGGREGATE FISCAL YEAR-END OPTION VALUE

     The following table sets forth certain information concerning stock option exercises by the four individuals named in the Summary Compensation Table during 1997 including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1997. Also reported are the values for "in-the-money" options which represent the excess of the closing market price of the Common Stock at December 31, 1997 over the exercise price of the option.



                                                                    Number of Securities             Value of Unexercised
                               Shares                        Underlying Unexercised Options At      In-The-Money-Options At
                              Acquired          Value              December 31, 1997 (#)             December 31, 1997($)
          Name              On Exercise     Realized ($)         Exercisable/Unexercisable         Exercisable/Unexercisable
          ----              -----------     ------------         -------------------------         -------------------------
Jeffrey Sasmor .........       -0-              -0-                    115,750/-0-                       240,506/-0-

Brian Hoerl ............      25,000          255,625                 50,000/75,000                     43,438/43,438

Gerard Dorsey ..........       -0-              -0-                     50,000/-0-                        56,250/-0-

John Lynch .............      4,100           29,213                  40,000/50,000                      7,500/15,000

Employment Agreements

     Anthony M. Agnello and Jeffrey M. Sasmor are each employed under a three-year employment agreement effective January 1997, pursuant to which they are paid annual base salaries of $200,000 and $180,000 respectively. Effective September 26,1997, the Company has terminated the employment agreement of Jeffrey Sasmor, its Vice Chairman and Secretary and entered into termination agreement with Jeffrey Sasmor under which Mr. Sasmor will receive total compensation of $285,000 payable in installments of 580,000 on September 26, 1997 and two equal payments of $102,500 on January 2, and July 1, 1998. In accordance with his employment agreement, the Company had also agreed to fully vest Mr. Sasmor in any stock options that were not currently vested and to pay for medical and dental insurance through December 31, 1998. Thus, 20,000 stock options exercisable at $7.125 per share vested and were exercisable by Mr. Sasmor as of September 26, 1997 rather than July 2, 1998. Gerard E. Dorsey is also employed under a three-year employment agreement, effective May 1, 1995, and pursuant to which he is paid an annual base salary of $150,000 with an additional allowance of $7,200 per year and a grant of 100,000 non-qualified stock options from the 1994 Stock Option Plan. Mr. Dorsey resigned as an officer of this company effective May 15, 1998. Brian Hoerl is also employed under a three year employment agreement effective September 3, 1996, pursuant to which he is paid an annual base salary of $190,000. Each of these employees receives an automobile allowance and each may also receive annual bonuses at the sole discretion of the Board of Directors of the Company, based upon financial and operating performance of the Company. Messrs. Agnello, Sasmor and Hoerl have executed non-competition and non-solicitation agreements with the Company covering the two years following termination of their employment pursuant to which they have agreed not to solicit the customers or employees of the Company or become employed by or otherwise associated with a competitor of the Company.

Committees and Board Meetings

     On July 11, 1995, the Board of Directors authorized the establishment of a Compensation Committee and appointed Harold Paul and Etienne Period, non-employee directors as members of said sub-committee. In March 1998 the Board of Directors appointed a new Compensation Committee comprised of Messrs. Coburn and Ranalli.

     On October 19, 1995 the Board of Directors authorized the establishment of an Audit and Finance Com- mittee and appointed Robert Ranalli and Edward Horowitz, non-employee directors as members of said committee. In March 1998 Messr. Coburn was appointed to the Audit Committee.

     During the fiscal year ended December 31, 1997 ("fiscal 1997"), there were five (5) meetings of the Board of Directors. Messrs. Agnello, Paul and Perold attended all five meetings. Messrs. Ranalli and Horowitz attended four meetings. There were two (2) meetings each of the Compensation and Audit Committees which were attended by all members of each committee as then comprised.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Report of Compensation Committee

     The Compensation Committee of the Board is responsible for reviewing the Company's executive compensation program and policies each year and determining the compensation of the Company's executive officers. The Company's compensation programs and policies are designed to provide incentives that account for value delivered to the Company's stockholders and that attract and retain individuals of outstanding ability in key positions. The Company recognizes individual performance and the performance of the Company relative to the performance of other companies of comparable size, complexity and quality, and performance that supports both the short-term and long-term goals of the Company. The executive compensation program includes elements which, taken together, constitute a flexible and balanced method of establishing total compensation for senior management.

     Compensation paid to the Company's executive officers for 1997 consisted primarily of base salary, amounts deferred and matching contributions by the Company under a long-term deferred compensation plan. Additionally, stock option grants are made from time to time to executive officers. The Company believes that stock-based compensation aligns executive interests with stockholder interests by tying an executive's compensation to stockholder return, gives executives a significant long-term interest in the Company's success, and helps to retain executives. Therefore, the Company has utilized stock-based compensations arrangements in its compensation packages for most of its executive officers. In recommending and approving stock option grants for executive officers, the Committee considers the executive's current and anticipated contribution to the long-term performance of the Company and the executive's overall compensation package, including the executive's current option and stock holdings. Stock option grants are not necessarily made to each executive officer during each year. In 1997 the Committee approved a grant of stock options to Mr. Sasmor who was an executive officer at that time as shown in the Summary Compensation Table.

     It is the opinion of the Committee that the aforementioned compensation structures provide features which properly align the Company's executive compensation with corporate performance and the interests of its stockholders and which offer competitive compensation relevant to comparable opportunities in the marketplace. Respectfully submitted,


                                        The Compensation Committee:
                                        Robert J. Ranalli
                                        Theodore J. Coburn

Compliance with Section 16(a) of the Exchange Act

     Based solely on a review of Forms 3 and 4 furnished to the Company under Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to fiscal 1997 the Company is not aware of any director or officer of the Company who failed to file on a timely basis, as dis- closed in such forms, report required by Section 16(a) of the Exchange Act during fiscal 1995 or prior years. As of December 31, 1997, the Company is not aware of any beneficial owner of ten (10%) percent or more of the outstanding shares of the Common Stock which are the only securities registered under
Section 12(b) of the Exchange Act.

                         COMPARATIVE PERFORMANCE CHART

     The graph set forth below compares the cumulative total return on the Company's Common Stock for the period commencing January 25, 1995 and ending December 31, 1997 against the cumulative total return on the NASDAQ Market Index and a peer group comprised of certain public companies whose business activities fall within the same standard industrial classification code as the Company. This graph assumes an investment of $100 made on January 25, 1995 in the Company's Common Stock and in each index assuming the reinvestment of any dividends paid by the companies. The Common Stock price performance shown below should not be viewed as indicative of future performance.

                            TOTAL SHAREHOLDER RETURN
  250 |-----------------------------------------------------------------------|
      |                                                                       |
      |                        *                                              |
      |                                                 *                    #|
      |                                                                      o|
      |                                                                       |
  200 |-----------------------------------------------------------------------|
      |                                                                       |
      |                        #                                              |
      |                                                 o                     |
      |                                                 #                     |
D     |                                                                       |
  150 |-----------------------------------------------------------------------|
O     |                        o                                              |
      |                                                                       |
L     |                                                                      *|
      |                                                                       |
L     |                                                                       |
  100 |*o#--------------------------------------------------------------------|
A     |                                                                       |
      |                                                                       |
R     |                                                                       |
      |                                                                       |
S     |                                                                       |
   50 |-----------------------------------------------------------------------|
      |                                                                       |
      |                                                                       |
      |                                                                       |
      |                                                                       |
      |                                                                       |
    0 |-----------------------------------------------------------------------|
     25Jan95                 Dec95                    Dec96                Dec97
                                  YEARS ENDING
   --------------------------------------------------------------------------
   * = ARIEL CORP              o = NASDAQ INDEX                # = PEER GROUP
   --------------------------------------------------------------------------

              PROPOSAL NO. 2: APPOINTMENT OF INDEPENDENT AUDITORS

     On March 9, 1998, the Board of Directors selected Coopers and Lybrand, LLP to continue as the Company's independent public accountants for the fiscal year ending December 31, 1998.

     Although neither federal nor state law requires the approval of the auditors by stockholders, the Board believes that, in view of the importance of financial statements to the stockholders, the selection of independent public accountants should be passed on by stockholders. Accordingly, approval of the following resolution will be requested at the Meeting:

   "RESOLVED, that the Board of Directors appointment of Coopers and Lybrand, LLP to serve as the Company's independent public accountants for fiscal year ending December 31, 1998 be, and the same hereby is ratified and approved."

     The Board of Directors recommends a vote FOR the foregoing resolution. In the event that stockholders disapprove of the selection, the Board of Directors will consider the selection of other auditors.

     A representative of Coopers and Lybrand, LLP will be present at the Meeting. The Company has been informed that the representative does not intend to make any statement to the stockholders at the Meeting, but will be available to respond to appropriate questions from stockholders.

                                PROPOSAL NO. 3:
             AMENDMENT OF THE COMPANY'S 1995 STOCK OPTION PLAN AND
                       1996 DIRECTORS STOCK OPTION PLAN

     In order to provide the Company the ability to issue options, the Board adopted the 1995 Stock Option Plan (the "1995 Plan") effective January 1, 1996, which was approved by the Company's stockholders at the annual meeting held on May 14, 1996, and amended as approved by the stockholders at the annual meeting held on June 12, 1997. The 1995 Plan is intended to encourage stock ownership by officers, employees, independent contractors and advisors of the Company and thereby enhance their proprietary interest in the Company.

     On March 9, 1998, the Board of Directors adopted a resolution, subject to shareholder approval, to amend the 1995 Stock Option Plan to increase the number of shares issuable thereunder from 1,200,000 to 1,700,000. The Board of Directors believes that stock options are valuable tools for the recruitment, retention and motivation of qualified employees, including officers and other persons who can contribute materially to the Company's success. As of March 31, 1998, options to purchase 2,118,400 shares were outstanding under the 1995 Stock Option Plan and predecessor plans. The Board of Directors believes that equity ownership by management and other employees has contributed to the Company's growth over the past five years. The Board believes that it is important to have additional shares available under the 1995 Stock Option Plan to provide adequate incentives to the Company's growing workforce and to continue aligning the interests of management with those of the company's stockholders. A summary of the significant provisions of the 1995 Stock Option Plan, as amended from 1,200,000 shares to 1,700,000 shares is set forth below.

Administration of the 1995 Plan

     The 1995 Plan is administered by a committee (the "Committee") consisting of two or more persons who are appointed by, and serve at the pleasure of, the Board and each of whom is a "disinterested person" as that term is defined in Rule 16b of the General Rules and Regulations under the Securities Exchange Act of 1934. Subject to the express provisions of the 1995 Plan, the Committee has the sole discretion to determine to whom among those eligible, and the time or times at which, options will be granted, the number of shares to be subject to each option and the manner in and price at which options may be exercised. In making such determinations, the Committee may take into account the nature and period of service of eligible employees, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Committee in its discretion deems relevant. Options are designated at the time of grant as either "Incentive Stock Options" intended to qualify under
Section 422 of the Internal Revenue Code (the "Code") or "non-qualified options" which do not so qualify.

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     The Committee may amend, suspend or terminate the 1995 Plan at any time, except that no amendment may be adopted without the approval of shareholders which would (i) increase the maximum number of shares which may be issued pursuant to the exercise of options granted under the Plan; (ii) change the eligibility requirements for participation in the 1995 Plan; (iii) permit the grant of any incentive stock option under the 1995 Plan with an option price of less than 10% of the fair market value of the shares at the time such incentive stock option is granted; or (iv) extend the term of any incentive stock options or the period during which any incentive stock options may be granted under the 1995 Plan.

     Unless the 1995 Plan is terminated earlier by the Board, the 1995 Plan will terminate on December 31, 2005.

Shares Subject to the Plan

     No more than 1,700,000 shares of Common Stock may be issued pursuant to the exercise of options granted under the 1995 Plan. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for purposes of the 1995 Plan.

     Under certain circumstances involving a change in the number of shares of Common Stock without the receipt by the Company of any consideration therefor, such as a stock split, stock consolidation or payment of a stock dividend, the class and aggregate number of shares of Common Stock in respect of which options may be granted under the 1995 Plan, the class and number of shares subject to each outstanding option and the option price per share will be proportionately adjusted. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options granted under the 1995 Plan will be adjusted or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option or a comparable option substituted at the discretion of the Company prior to such event. An option may not be transferred other than by, will or by the laws of descent and distribution, and during the lifetime of the option holder may be exercised only by such holder.

Participation

     The Committee is authorized to grant incentive stock options from time to time to such employees of the Company as the Committee, in its sole discretion, may determine. Employees of the Company, advisors and independent contractors providing services to the Company are eligible to receive non-qualified options under the 1995 Plan.

Option Price

     The exercise price of each option is determined by the Committee, but may not, in the case of incentive stock options, be less than 100% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted. In the case of non-qualified options, the option price per share may be less than, equal to or greater than the fair market value of the shares of Common Stock covered by the option on the date the option is granted. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by the incentive stock option on the date the option is granted.

Terms of Options

     The Committee has the discretion to fix the term of each option granted under the 1995 Plan, except past the maximum length of term of each option is 10 years, subject to earlier termination as provided in the Plan.

Required Vote

     The affirmative vote of holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting is required to approve the 1995 Plan pursuant to the following resolution:

   "RESOLVED, that the Company's 1995 Stock Option Plan be amended to provide for the issuance of up to 1,700,000 shares in the aggregate."

   The Board of Directors recommends that you vote FOR the amendment of the 1995 Plan.

                                PROPOSAL NO. 4:
          AMENDMENT OF THE COMPANY'S 1996 DIRECTORS STOCK OPTION PLAN

     At the 1996 Annual Meeting of Stockholders, held on May 14, 1996, the Company's stockholders approved the 1996 Directors Stock Option Plan (the "1996 Directors Plan") providing for the issuance of 250,000 shares to non-employee directors of the Company. The Company's management believes that its ability to compensate directors in this manner permitted it to attract experienced, talented directors whose business judgement and experience have materially assisted the Company's growth and development of its present business strategy. At present, five of the six Company directors are not members of management. It is management's intention to expand the Board of Directors by adding at least two new non-employee directors. To assure that sufficient shares are available to provide incentives to non-employee directors, on March 9, 1998 the Board of Directors adopted an amendment to the 1996 Directors Plan increasing the number of shares issuable thereunder from 250,000 to 450,000.

   Accordingly, the approval of the following resolution will be requested at the meeting:

   "RESOLVED, that the Company's 1996 Directors Stock Option Plan be amended to provide for the issuance of up to 450,000 shares in the aggregate."

     The Board of Directors recommends that you vote FOR the amendment of the 1996 Directors Plan.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented to the Meeting other than the first four proposals set forth in the attached Notice of Annual Meeting. If any other matters properly come before the Meeting, it is intended that the holders of the management proxies will vote thereon in their discretion.

     The solicitation of proxies on the enclosed form of proxy is made by and on behalf of the Board of Directors of the Company and the cost of this solicitation is being paid the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by the officers or directors of the Company.

     Stockholder proposals for inclusion in the Company's proxy statement for the 1998 Annual Meeting of Stockholders must be received no later than January 15, 1999 pursuant to Rule 14a-8 of the Securities Exchange Act of 1934.


                                        By Order of the Board of Directors


                                        HAROLD W. PAUL
May 18, 1997                            Secretary







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